                 [The MacNeal-Schwendler Corporation Letterhead]


                    TERMINATION AND GENERAL RELEASE AGREEMENT

         In consideration of the covenants undertaken and releases contained in this Termination and General Release Agreement (the "Agreement"), and for other good and valuable consideration, receipt of which is hereby acknowledged, The MacNeal-Schwendler Corporation ("the Company") and George
N. Riordan ("Riordan") agree as follows:

         1. Riordan's employment with the Company and his status as an officer, employee or director (if applicable) with any subsidiaries of the Company is to be terminated effective January 31, 1999. All employment obligations, accruals, benefits, payments, and other obligations (except as expressly provided in paragraph 2 below) shall cease as of that date; provided, that nothing herein shall affect Riordan's relationship with the Company as a member of the Company's Board of Directors pursuant to arrangements which are to be deemed outside the scope of this Agreement. Riordan acknowledges receipt of full payment of salary and all other applicable benefits through January 31, 1999, as required by previous obligations and by law. Riordan shall have the option to convert and continue health insurance coverage as provided under federal law (COBRA).

         2. (a) Any and all stock options held by Riordan will be treated as provided on Schedule A hereto; and to the extent the terms of these options as provided on Schedule A are modified to be different from the terms contained in the Stock Option Agreements that they were issued under, the terms contained in Schedule A shall control and the Stock Option Agreements are hereby modified to conform to Schedule A (including, but not limited to, with respect to vesting, exercisability, cancellation and option termination date). However, Riordan and the Company agree that Riordan will not be granted any "Reload Options" as such term is defined in the Stock Option Agreements.

              (b) Riordan shall receive a one-time payment of $100,000 on January 31, 1999 with appropriate withholdings and authorized deductions as in effect at the time of termination.

              (c) Riordan and the Company agree that the Change in Control Agreement between Riordan and the Company dated as of November 16, 1998, a copy of which is attached as Schedule B, is hereby terminated.

              (d) If Riordan elects to exercise his rights under COBRA to continue the medical benefits provided under the Company medical plan in which he was participating, the Company shall continue to pay the same amount towards the premium as it paid towards the premium immediately prior to the termination to continue Riordan's medical coverage for a period not to exceed 12 months after the termination date. Other than the Company's payment to Riordan of the premium, Riordan shall be subject to all of the terms and conditions of the Company's medical plan that are applicable to the Company's other employees. The Company's obligation under this subparagraph (e) shall terminate immediately upon Riordan's commencing employment with another employer and becoming eligible to participate in the medical plan offered by the new employer or if Riordan becomes otherwise ineligible for continuance of medical insurance coverage under COBRA. Riordan agrees to notify the Company in writing immediately of the fact that he has accepted new employment and to provide the Company with a copy of his new employer's medical insurance.

              (e) The Company will continue Riordan's participation in its current Company Automobile Benefits Program until April 30, 1999. Riordan's continued participation in that program through April 30, 1999 will be subject to all the terms and conditions of that program which are in effect and applicable to other Company executives participating in that program.

              (f) Riordan's entitlement to the compensation and benefits described in this Agreement is expressly conditioned upon his execution of the Company's current Separation Non-Disclosure Agreement.

         3. Except for those obligations expressly set forth in this Agreement, indemnification under existing charter documents or contracts for third party claims relating to Riordan's activities and capacities relating to the Company prior to the date hereof, and future obligations arising under the agreements relating to the stock options referenced on Schedule A, Riordan hereby acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue the Company, its subsidiaries, parent and affiliated corporations, past and present, and each of them, as well as its and their directors, officers, shareholders, representatives, assignees, successors, agents and Riordan's, past and present, and each of them (individually and collectively, "Releasees") from and with respect to any and all claims, wages, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, of any nature whatsoever arising out of or in any way related to any transactions, occurrences, statements, acts or omissions occurring on or prior to the date of this Agreement (individually and collectively the "Claims") whether based on contract, tort, statute or any other source. Such Claims include but are not limited to those arising out of or in any way connected with Riordan's employment relationship with the Company, or termination thereof, such as and without limiting the generality of the foregoing, any Claim for employment, wages, severance pay, vacation pay, stock option, bonus or similar benefit, sick leave, pension, retirement, vacation pay, life insurance, health, medical or disability insurance or any other fringe benefit, workers' compensation or disability, and any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, or any other federal, state or local law, regulation or ordinance. If by operation of law there are any Claims which are not deemed fully discharged and satisfied by the releases herein, then the value of the above consideration shall be credited and applied against any liability or debt to Riordan which the Company may have pursuant to any such unreleased Claim(s); provided, that such credit shall not exceed 90% of the amount of the full value of the above consideration.

         4. The parties intend the releases of this Agreement to be as comprehensive as permitted by law, and to be effective as a bar to every Claim, demand and cause of action stated above, whether known or unknown, suspected or unsuspected, even if Riordan later discovers additional or different claims or facts which if known at the time of executing this Agreement may have affected this settlement. Riordan hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code, with provides that, "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         5. Riordan expressly acknowledges and agrees that, by entering into this Agreement, Riordan is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. In furtherance of this intention, Riordan expressly acknowledges and agrees that:

                  (a) In return for this Agreement, Riordan will receive compensation and consideration beyond that to which Riordan was already entitled to receive before entering into this Agreement;

                  (b) Riordan has been advised by the Company, and is hereby advised in writing by this Agreement, to consult with an attorney before signing this Agreement;

                  (c) Riordan was given a copy of this Agreement on February 17, 1999, and informed that Riordan has up to twenty one (21) calendar days within which to consider it, although Riordan may sign and return it sooner if Riordan wishes to do so; and

                  (d) Riordan has been informed, and is hereby informed, that Riordan has seven (7) days following his signature of the Agreement, in which to revoke this Agreement and return the payment made pursuant to
         Section 2(b) hereof.

         Such revocation must be in writing and hand-delivered to the Company during or at the end of the seven-day period. If there is no such revocation, this Agreement shall become binding and effective upon expiration of the seven-day period.

         6. If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application and, therefore, the provisions of this Agreement are declared to be severable. This Agreement may be modified only by a writing signed by the parties. Riordan agrees to keep the terms of this Agreement confidential.

         7. Any dispute or controversy between Riordan, on the one hand, and the Company (or any other Releasee), on the other hand, in any way arising out of, related to, or connected in any way with this Agreement or any subject matter related thereto, and otherwise cognizable in a court, shall instead be resolved through final and binding arbitration in Los Angeles, California, pursuant to California Civil Procedure Code ss.ss. 1282-1284.2, with the exception of Sections 1283 and 1283.05.

         The undersigned acknowledge that they have carefully read this Agreement, and that they fully understand its terms. They understand that it includes a full and final release and settlement of all Claims of any kind which Riordan may have against the Company or other Releasees, as of the date of signing, whether or not such claims are currently known or suspected, and they voluntarily sign it with such understanding.

         EXECUTED this 4th day of March 1999, at Los Angeles, California.


/s/ George N. Riordan
______________________________
George N. Riordan



The MacNeal-Schwendler Corporation

     /s/ Frank Perna
By:  ________________________________
      Frank Perna
Its:  Chairman of the Board and Chief Executive Officer

SCHEDULE A FOR GEORGE N. RIORDAN

                                                  Unvested    Unvested    Exercisable   Exercisable
                    Originally                    Prior to      After       Prior to       After       Termination
 No.   Option Date    Granted    Price    Vested  1/31/99    1/31/1999*     1/31/99      1/31/99     Date of Option
1503     1/3/95       2,000     $10.500    2,000      -           -          2,000         2,000         1/3/00
1512    3/15/95      10,000     $12.500   10,000      -           -         10,000        10,000         3/15/00
1587     1/2/96       3,000     $15.875    3,000      -           -          3,000         3,000         1/2/01
1594     1/2/97       3,000      $7.750    3,000      -           -          3,000         3,000         1/2/02
1908     1/2/98       3,000      $9.750    3,000      -           -          3,000         3,000         1/2/03
2298    7/15/98     125,000      $9.000     -      125,000     62,500           -         62,500         1/31/04

Total               146,000               21,000   125,000     62,500       21,000        83,500

*These options will be cancelled as of January 31, 1999.

                                                             SCHEDULE B

                                                    CHANGE IN CONTROL AGREEMENT

                 [The MacNeal-Schwendler Corporation Letterhead]


November 16, 1998


Mr. George N. Riordan
c/o The MacNeal-Schwendler Corporation
815 Colorado Boulevard
Los Angeles, California 90041-1777


       Re:    CHANGE IN CONTROL AGREEMENT


Dear Mr. Riordan:

       The MacNeal-Schwendler Corporation (the "Company") considers the establishment and maintenance of sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders. The Company also considers it essential to the best interests of the Company and its stockholders that its key management personnel be encouraged to remain with the Company and continue to devote full attention to the Company's business in the event an effort is made to obtain control of the Company through a tender offer or otherwise. In this connection, the Company recognizes that the possibility of a change in control and the uncertainty and questions which it may raise may result in the departure or distraction of key management personnel to the detriment of the Company and its stockholders. Although no such change in control is currently anticipated, the board of directors of the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company.

       The Board recognizes that your contributions to the past and future growth and success of the Company have been substantial. Should the Company receive any proposal from a third person concerning a possible business combination with, or acquisition of equity securities of, the Company, the board believes it imperative that the Company and the board be able to rely upon you to continue in your position, and that the Company be able to receive and rely upon your advice, if so requested, as to the best interests of the Company and its stockholders without concern that you might be distracted by the personal uncertainties and risks created by such a proposal. Should the Company receive any such proposals, in addition to your regular duties, you may be called upon to assist in the assessment of such proposals, advise management as to whether such proposals would be in the best interests of the Company and its stockholders, and to take such actions as the Board might determine to be appropriate.

       Accordingly, to assure the Company that it will have your continued undivided attention and services and the availability of your advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce you to remain in the employ of the Company, and for other good and valuable consideration, this letter agreement (the "Agreement") sets forth benefits which the Company agrees will be provided to you in the event of a Change in Control (as defined below) of the Company prior to the expiration of this Agreement and while you are still an employee of the Company.

1. CHANGE IN CONTROL. A "Change in Control" of the Company means and shall be deemed to have occurred if and when: (i) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, any person or group becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;
(ii) individuals who were members of the board of directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the board of directors following such election; (iii) the stockholders of the Company approve the dissolution or liquidation of the Company; (iv) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate," as that term is used in the Securities Exchange Act of 1934 and the rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (v) the stockholders of the Company approve the sale of substantially all of the Company's business and/or assets to a person or entity which is not a subsidiary; PROVIDED, HOWEVER, that no Change in Control of the Company shall be deemed to have occurred if the transaction giving rise thereto was approved by a majority of the board of directors who were in office immediately prior to such transaction.

2. TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. If, within two years following a Change in Control of the Company, Company terminates Employee's employment for any reason, or if Employee terminates his employment with the Company for any reason other than death or disability, the Company shall pay Employee a lump sum amount equal to 2.5 times Employee's "base amount" as defined below. Such amount shall be payable within 10 days after such termination of employment.

3.     ESTABLISHMENT OF TRUST; FUNDING OF TRUST UPON CHANGE IN CONTROL.

              (a) The Company shall establish, as soon as practicable, a trust for the purpose of holding assets to make any payments that may be required under the terms of this Agreement. Such trust, which may be a sub-trust of a larger trust, shall be revocable prior to a Change in Control but shall become irrevocable upon a Change in Control. Such trust shall be a grantor trust under which the income is taxable to the Company and no contributions or income are taxable to the Employee until funds are distributed to him.

              (b) The trust described herein shall be initially funded with a contribution of $1.00. Within 10 days following a Change in Control of the Company, the Company shall transfer to the trust sufficient funds to cover the maximum payment which could become payable to Employee under this Agreement in the event Employee's employment with Company is terminated within two years following the Change in Control.

4.     PARACHUTE PAYMENTS.

              (a) Notwithstanding anything in this Agreement to the contrary, any "parachute payments" to be made to or for the benefit of Employee, whether pursuant to this Agreement or otherwise, shall be modified to the extent necessary so that the requirements of either subparagraph (i) or (ii) below are satisfied (whichever results in the greater aggregate payments):

              (i) the aggregate of "present value" of all "parachute payments" payable to or for the benefit of Employee, whether pursuant to this Agreement or otherwise, shall be less than three times Employee's "base amount"; or

              (ii) each "parachute payment" payable to or for the benefit of Employee, whether pursuant to this Agreement or otherwise, shall be in an amount which does not exceed the "reasonable compensation" allocable to such "parachute payment."

              (b) Notwithstanding anything in any other section of this Agreement to the contrary, no "illegal parachute payments" shall be made to or for the benefit of Employee.

              (c)    For purposes of this section:

              (i) The term "base amount" shall have the meaning ascribed to it under Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code");

              (ii) the term "illegal parachute payment" shall mean a payment described in Section 280G(b)(2)(B) of the Code;

              (iii) the term "parachute payment" shall have the meaning ascribed in Section 280G(b)(2)(A) of the Code, without regard to Section 280G(b)(2)(A)(ii) of the Code but with regard to Section 280G(b)(4)(A);

              (iv)   "present value" shall be determined in accordance with
       Section 280G(d)(4) of the Code;

              (v) the term "reasonable compensation" shall have the meaning ascribed to it under Section 280G(b)(4)(B) of the Code (for personal services actually rendered before the date of the Change in Control of the Company); and

              (vi) the portion of the "base amount" and the amount of "reasonable compensation" allocable to any "parachute payment" shall be determined in accordance with Section 280G(b)(3) of the Code and Section 280G(b)(4)(B) of the Code, respectively.

              (d) In the event the amount of any "parachute payments" which would be payable to or for the benefit of Employee without regard to this section must be modified to comply with this section, Employee shall direct which "parachute payments" are to be waived or modified; provided, however, that no change in timing of the payments shall be made without the consent of the Company.

              (e) Payment of amounts pursuant to this Agreement shall not, unless directed by Employee, be delayed pending determination of the status of a payment as a "parachute payment" or "illegal parachute payment" by the Internal Revenue Service, court or similar body of competent jurisdiction.

              (f) This section shall be interpreted so as to avoid the imposition of excise taxes on Employee under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G(a) of the Code.

5. TERM OF AGREEMENT. This Agreement shall be effective until December 31, 1999. Either party may, in its sole discretion and for any reason, provide written notice of termination (effective as of the then applicable expiration date) to the other party no later than 60 days before the expiration date of this Agreement. If written notice is not so provided, this Agreement shall be automatically extended for an additional period of 12 months past the expiration date. This Agreement shall continue to be automatically extended for an additional 12 months at the end of such 12-month period and each succeeding 12-month period unless notices are given in the manner described in this section. The foregoing notwithstanding, in the event of a Change of Control the term of this Agreement will automatically be extended for an additional three years past the expiration date then in effect.

6. SUCCESSORS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

7. GOVERNING LAW. This Agreement is made and entered into in the State of California, and the laws of California shall govern its validity and interpretation and the performance by the parties hereto of their respective duties and obligations hereunder.

8. AMENDMENT OF AGREEMENT. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto.

9. ARBITRATION. Any dispute, controversy, or claim arising out of or relating to this Agreement or breach thereof, shall be submitted to arbitration in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitration may be entered in any court in the State of California, or in any other court of competent jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Agreement, but instead is limited to interpreting this Agreement. In the case of any arbitration or subsequent judicial proceeding arising after a Change in Control, the Employee shall be awarded his costs, including attorneys' fees.

10. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other address as the party addressed may have substituted by notice pursuant to this section:

(a)    If to the Company:

                     The MacNeal-Schwendler Corporation
                     815 Colorado Boulevard
                     Los Angeles, CA  90041-1777
                     Attention:  President

(b)    If to Employee:

                     Mr. George N. Riordan
                     2225 Robles Avenue
                     San Marino, CA 91108

11. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, the Agreement or any such provision thereof shall not as a consequence be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

12. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

The parties have executed this Agreement as of the date first written above.

Employee                           The MacNeal-Schwendler Corporation


/s/ George N. Riordan                 /s/ Thomas C. Curry
______________________________     By ______________________________
George N. Riordan                     Thomas C. Curry,
                                      President & CEO